[Letterhead of KPMG]

Exhibit 2(n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 28, 2021, and July 29, 2021 with respect to the financial statements and senior securities table, respectively, of SkyBridge G II Fund, LLC incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in the prospectus.

/s/KPMG LLP

New York, New York

July 29, 2021